HireQuest Inc.™

Investor Presentation
September 2019

Safe Harbor Statement

This presentation includes, and our officers and representatives may from time to time make, certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the Company's future revenues, including opportunities to expand revenues without compromising margins, earnings, strategies, including with respect to future acquisitions and conversion to franchises, our plans to expand geographically and increase national accounts, prospects, capital outlays, consequences and all other statements that are not purely historical and that may constitute statements of future expectation. While we believe these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. We cannot assure you that these expectations will occur, and our actual results may be significantly different. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us are sometimes presented within the forward-looking statements themselves or are otherwise discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 28, 2018 and 10-Q for the quarter ended June 28, 2019 and available on our website: http://www.hirequestllc.com. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company disclaims any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Who We Are

- Nationwide franchisor of on-demand labor solutions in the light industrial and blue collar segment of the staffing industry
- Profitable franchise-centric model
- Created by a merger of HireQuest and Command Center in July 2019
- 140+ franchised and corporately-owned field offices in 30 states and the District of Columbia
- Provider of annual employment for ~86,000 field team members working for thousands of clients
- Serving customers such as construction, recycling, warehousing/logistics, auctioneers, manufacturing, hospitality, landscaping and retail

2Q19 Trailing 12 Months Net Income[1]	2Q19 Trailing 12 Months EBITDA[2]
$7.3M	$8.0M
Net Income Margin	**Branches**
~4%	140+
Client Partnerships	**Market Capitalization**
6,000+	~$91M

1) Combined basis - unaudited historical data for HireQuest and Command Center. Not necessarily indicative of what revenues would have been had the merger occurred at the beginning of the period shown.
2) See Appendix for reconciliation of non-GAAP financial measures to GAAP.

Strategic Merger Creates Meaningful Scale

All-stock transaction valued at ~$26.7 million was completed in July 2019 to combine business operations of HireQuest and Command Center

	HireQuest (Private)	Command Center (Public)
2018 System Wide Revenue	$189.3M	$97.4M
2018 Revenue	$13.0M	$97.4M
2018 Operating Income	$7.2M	$1.2M
# of Locations	93 franchised branches	67 corporately-owned branches
States	20	22

Combined Entity: HireQuest

- ✓ Created immediate scale…140+ field offices in 30 states and D.C.
- ✓ Proven model to transition corporately-owned branch to franchise model
- ✓ Limited areas of geographic overlap
- ✓ Capitalizes on economies of scale
- ✓ Brings proven HQ management team to troubled CCNI situation
- ✓ Post-integration: profitable and generating cash

Value Proposition

Value Creation

For our Candidates

- Convenient one-stop shop that match qualified candidates with available work
- Provide candidates with the proper training to succeed
- Invest in numerous programs to motivate and reward candidates for performance and safety

For our Customers

- Trusted name with a national footprint
- Provides companies the flexibility to meet staffing needs allowing them to focus on their operations
- Quality workers' compensation insurance program
- Careful employee selection

For our Franchisees

- Finance up to 100% of a franchise opening
- Offer workers' compensation insurance at favorable terms
- Robust risk management incentive program at corporate level
- Provide a simplified front-office payroll software

For our Shareholders

- Three primary revenue streams
- Numerous opportunities to expand revenues without compromising margins
- Minimal capital outlays
- Immediate returns from acquisitions by converting to franchise model

Value Creation: Converting from Branch Model to Franchise Model

Facilitating the purchase of branch office businesses by franchisees enables recovery of a majority of our investment and incrementally adds to our three revenue streams

- Acquisition of branch offices includes intangible assets (customer relationships and related customer lists)
- Branch offices are sold to franchisees at a price that approximates our investment to acquire the branch office
- We gain incremental revenue in the form of our three primary revenue streams:
  - Royalty
  - Interest income
  - Workers' compensation
- Sale of branch business to a franchisee is seller-financed

Well-Positioned for Growth

1 Integration of Command Center	✓ Convert branches to franchise model (expected to be completed by the end of Q3 2019) ✓ On-going rationalization of the footprint of the new combined entity ✓ Leverage scale to attract new customers
2 Increase National Accounts	✓ Scale combined with unique royalty business model are expected to drive profitable growth in National Accounts ✓ Revenue-driven royalty model insulates shareholders from impact of lower, more volatile margins inherent in traditional, margin-driven national accounts model ✓ Strategic relationship with Dock Square established for the introduction of prospective customers and relationships
3 Add New Franchises and Expand Geographically	✓ Ability to attract new franchisees through attractive returns and valuable services ✓ Expand into new, un-served markets (e.g. Upper Midwest)
4 Acquisitions	✓ Utilize acquisitions to take advantage of the largely fragmented on-demand labor industry ✓ Near immediate return through conversion to franchise model ✓ Opportunity for acquisitions to enter ancillary businesses

Market Overview

Targeting the largest segment of $128B staffing market… **light industrial / blue collar**

U.S. Staffing Market by Segment



Light Industrial/ Blue-Collar 37%
Office 28%
IT 13%
Healthcare 9%
Professional 13%

Industry Trends

- Demand for day labor remains strong
- Business bolstered by declining unemployment rates
- Employers are looking for alternatives to combat increasing costs and administrative burdens
- Changing worker attitudes have increased the availability of temporary workers

Source: American Staffing Association – 2016 National Staffing Statistics – measured by sales.

Attractive Industry Dynamics

On-demand labor offers employers:

- **Immediate** reaction and flexibility to changing staffing needs
- **Lower costs** associated with recruitment, interviewing, and employment obligations
- **Elimination** of unemployment and workers' compensation exposure
- **Relief** from administrative and compliance burdens imposed by the ACA and other employment laws
- **Access** to a large, diversified pool of experienced temporary staff members
- **On-the-job screening** for possible permanent workers



Attractive Branch Locations

Our more than 140 franchised and corporately-owned field offices are located in healthy job markets across 30 states and the District of Columbia



ONTARIO
QUEBEC
MONTANA
SOUTH DAKOTA
OREGON
IDAHO
WYOMING
NEBRASKA
NEVADA
UTAH
San Francisco
COLORADO
KANSAS
Los Angeles
NEW MEXICO
TEXAS
Houston
Mexico
Gulf of Mexico
Gulf of California
Ottawa
Montreal
Toronto
NEW YORK
MICHIGAN
Chicago
ILLINOIS
OHIO
Philadelphia
MAINE

- Strong concentration of branches in established and emerging regions
- Regional branch concentrations allow for greater local brand recognition and ease of oversight
- Facilitates "hands-on" interaction with customers and employees
- Local market opportunities and trends are more readily identified
- Centralized admin functions drive higher margins

Expect to convert all branches to franchise model by the end of Q3 of 2019

Compelling Revenue Model

Illustrative Revenue by Source


~35%
~25%
~40%

Royalties and interest income are typically approximately 4% of franchise system revenues

Workers' Compensation Insurance Premiums

- Premiums earned for deductible reimbursement
- Deductible reimbursement up to $500k
- Claims over $500k covered by Chubb

Interest Income

- Interest from Franchisees for the following activities:
  - Financing for start-up operations
  - Financing for receivables overdue by 42 days

Franchise Royalties

- Royalty from Franchisees for back-office support services including:
  - Business, financial, marketing and operational support services
  - National account sales
  - Software
  - Administrative services and technical support

Hypothetical Single Branch

$40k Weekly Franchise System Revenue × 52 Weeks → ~$2.1M Annual Franchise System Revenue × 4% Royalties & Interest Income = ~$83K

$280k Gross A/R Funding(1) − $84k Accruals and Payables(1) = ~$196k Net A/R Funding(1)

~$83K / ~$196k = >40%

1) Assumes accounts receivable turnover of 7 weeks and a 70% advance rate against receivables due to accruals and payables.

Branch-level Economics

Our unique approach to franchise model creates a strong barrier to entry and enables potentially higher operating margins at the branch level



Illustrative Revenue Model
(Operating margin as a % of revenue)
4% to 6%
2.5%
Competitor
HireQuest
Revenue
Operating Margin

- HireQuest's **branch-level operating margins are typically 150 to 350 basis points higher** than our competitors due to our unique approach to…
  - Working capital financing
  - Management of workers' compensation risk
- Working capital needs, including initial office openings, are financed and backed at the corporate level with Accounts Receivable, an **inexpensive source of capital for branch owners**
- Risk management incentive program at the corporate level lowers the cost of workers' compensation for branches

Post-Merger: Near-term Strategic Objectives

- Convert branches to franchise model by the end of Q3 2019
  - Approximately 50% of the Command Center branches were converted to the franchise model in July
  - Remaining are awaiting state regulatory approval which is expected in Q3 of 2019
- On-going rationalization of the footprint of the new combined entity
- Expanding into new, un-served markets
  - Upper Midwest
- Exit California marketplace
  - Sold four CA locations for $1.8 million
  - Providing seller financing, receiving a four year note @ 10% interest per annum

Enterprise Value

$ in millions, except price per share

	Unaudited
Stock price (as of 8/25/2019)	$6.96
Shares outstanding[2]	13,071,846
Equity Market Cap	$91.0
Plus: Debt[1]	$6.6
Less: Cash[1]	$0.7
Enterprise Value[3]	$96.9

[1] as of August 27, 2019

[2] Excludes an additional 150,488 shares related to a stock register correction and issuance post-merger. See the Company's current report on Form 8-K filed on September 13, 2019 for details. Also excludes 250,000 restricted shares granted to directors and employees on September 23, 2019 as compensation. See the Company's current report on Form 8-K filed September 26, 2019 for details.

[3] Non-GAAP financial measure.

Statements of Income

	2018		2017		2016	
	HQ	CCNI	HQ	CCNI	HQ	CCNI
System Wide Revenue	$189,328,950	$97,388,820	$168,262,854	$98,072,198	$147,460,775	$93,259,508
Total Revenue	$12,965,711	$97,388,820	$11,277,700	$98,072,198	$10,354,542	$93,259,508
Total Cost of Revenue	$629,449	$72,450,295	$501,953	$72,641,609	$1,008,121	$69,580,410
Gross Profit	$12,336,262	$24,938,525	$10,775,747	$25,430,589	$9,346,421	$23,679,098
Total Operating Expenses	$5,383,702	$23,433,198	$7,921,001	$21,347,681	$4,003,503	$22,276,476
Total Operating Income	$6,952,559	$1,505,327	$2,854,746	$4,082,908	$5,342,918	$1,402,622
Total Other Income	$276,931	-	$67,675	-	$1,021,506	-
Interest Expense	$19,697	$2,116	$297	$11,619	$2,660	$25,018
Depreciation & Amortization	$92,608	$323,852	$85,279	$386,413	$74,968	$298,300
Pre-tax Income	$7,117,185	$1,179,359	$2,836,845	$3,684,876	$6,286,796	$1,079,304

Balance Sheets

	6/28/2019	
	HQ	CCNI
Cash		$7,015,251
Accounts Receivable - Trade		$10,230,897
Total Current Assets		$17,959,572
Net Property and Equipment		$284,960
Total Assets		$25,045,465
Due to Affiliates		-
Due to Franchisees		-
Notes Payable, current portion		$526,142
Total Current Liabilities		$4,944,298
Total Long-Term Liabilities		$1,600,108
Equity		$18,501,059
Total Liabilities & Equity		$25,045,465

	2018	
	HQ	CCNI
Cash	$1,291,317	$8,003,710
Accounts Receivable - Trade	$20,725,170	$9,041,361
Total Current Assets	$22,311,672	$17,638,198
Net Property and Equipment	$2,045,881	$1,079,908
Total Assets	$24,365,887	$23,432,245
Due to Affiliates	$7,740,083	-
Due to Franchisees	$620,385	-
Notes Payable/Debt Facility, current portion	$0	$398,894
Total Current Liabilities	$10,865,489	$3,662,323
Total Long-Term Liabilities	$767,509	$878,455
Equity	$12,732,889	$18,891,467
Total Liabilities & Equity	$24,365,887	$23,432,245

Leadership

Rick Hermanns, President and CEO

Mr. Hermanns was appointed CEO effective July 15, 2019. Mr. Hermanns has nearly thirty years of experience in the temporary staffing industry. He has served as Chief Executive Officer and Secretary of Hire Quest, LLC since the Company's founding in 2002. He served in the same capacities for predecessor entities since July 1991. He is also Chairman of the Board of Directors and President of HireQuest Insurance Company and has been since its founding in 2010. He has been Chief Executive Officer of Hire Quest Financial, LLC since its founding in 2006. Together with Edward Jackson, Mr. Hermanns owns a majority stake in Bass Underwriters, Inc., a large managing general insurance agent. Prior to founding Hire Quest and its related entities, Mr. Hermanns served as Chief Financial Officer of Outsource International, and as an Assistant Vice President for NCNB National Bank (now Bank of America). Mr. Hermanns obtained his Bachelor of Science degree in Economics and Finance from Barry University, and his Masters of Business Administration in Finance from the University of Southern California. Mr. Hermanns is also active in the charitable realm. Among his charitable pursuits, he founded the Higher Quest Foundation, a non-profit organization dedicated to fighting global hunger in a more sustainable way.

Cory Smith, CFO

Mr. Smith was appointed CFO effective July 22, 2017. He brings over 14 years of financial and accounting experience to the position, seven of which were earned working at Command Center. He was previously employed by Command Center from 2010 through 2015, serving as the company's controller during the final two years of his tenure. Most recently, he was employed by Southeast Staffing from 2015 through 2017, where he served as the Vice President of Finance. From 2005 to 2010, Mr. Smith worked as a Certified Public Accountant, primarily performing attestation work. Mr. Smith received his Bachelor of Science in Business Administration from Lewis-Clark State College.

Leadership

John McAnnar, Executive Vice President & General Counsel

Mr. McAnnar previously served as General Counsel and Vice President of Administration for Hire Quest, LLC beginning in 2014. In that capacity, he managed a broad range of legal affairs in the employment, construction, insurance and finance, workers' compensation, intellectual property, and other realms. He previously served in the litigation departments of Carmody MacDonald, P.C. and Armstrong Teasdale, LLP where he focused on complex commercial litigation, corporate, and employment law. Mr. McAnnar is an adjunct professor at the Charleston School of Law. He co-founded ArchCity Defenders, Inc., a non-profit organization in St. Louis, Missouri, that led the push for change in Missouri's municipal court system following the Ferguson unrest. For this work, John has received awards including the National Legal Aid & Defenders Association New Leaders in Advocacy Award. He has previously served on St. Louis Mayor Francis Slay's Vanguard Cabinet and was a Commissioner on the St. Louis Development Disability Resource Commission, a body that oversaw several million dollars of taxpayer funds. John graduated *magna cum laude* from the St. Louis University School of Law, where he was inducted into the Alpha Sigma Nu Jesuit Honor Society and the Order of the Woolsack. He graduated *cum laude* from the University of Pittsburgh.

David Gerstner, Vice President of Operations

Mr. Gerstner was appointed Vice President of Operations effective July 15, 2019. Mr. Gerstner has nearly 25 years of experience in the temporary staffing industry. He started his career as a branch manager in 1995 with Ameri-Temps in Atlanta, Ga. In 1997, Ready Staffing purchased Ameri-Temps, and Mr. Gerstner was promoted to Regional Manager of Florida. In 2002, Able Body Labor acquired Ready Staffing, and Mr. Gerstner assumed the role of Regional Manager. In 2007, Mr. Gerstner accepted the role of Director of Operations and relocated to Tampa, Florida. Mr. Gerstner took on the role of Vice President of Operations in 2010 when MDT Personnel acquired Able Body Labor. Mr. Gerstner remained in the same role in 2013 when True Blue purchased MDT Personnel. Mr. Gerstner served in the United States Army as a Military Police Officer. He currently resides in Tampa, Florida with his wife and two kids and actively serves his community as a youth coach for football and basketball.

Jarrett Lindon, Vice President of National Accounts

Mr. Lindon was appointed Director of National Accounts effective July 15th, 2019. For more than 20 years, he has worked in various roles with HireQuest. In February 1999, he started his staffing career as a Branch Manager in Charlotte, NC. Two years later, he purchased his first franchised branch in Charlotte, NC and over the next seven years would go own to purchase additional offices in Lexington, KY, Charleston, SC and Greenville, SC. In September of 2009, he sold his existing franchises back to HIreQuest, became a minority shareholder and accepted the role of Vice President of Operations. Mr. Lindon received his Bachelor of Science degree in Health and Wellness from The Citadel in Charleston, SC.

Investor Highlights

Attractive Business Model	✓ Franchise operating model: Reduced risk and potentially greater profitability ✓ Centralized support ✓ Limited capital investment needed for corporate operations
Strong Competitive Advantages	✓ Experienced management team ✓ Quality workers' compensation insurance program ✓ Access to liquidity at competitive rates ✓ Management of credit exposure ✓ Meaningful scale to take advantage of the fragmented on-demand labor industry ✓ Customized industry software
Valuable Enterprise	✓ Franchisees: Provide franchisees the necessary resources to circumvent the biggest two barriers to entering the staffing industry: financing and workers' compensation ✓ Customers: Trusted name with the expertise to meet a company's staffing needs with qualified candidates at a moments notice ✓ Candidates: Have numerous programs to attract, motivate, reward and retain top-performing candidates ✓ Shareholders: Able to generate a strong unlevered ROI with the ability to generate returns via acquisitions

Contact Us

HireQuest, Inc.
Cory Smith, CFO
111 Springhall Drive
Goose Creek, SC 80235
Tel (866) 464-5844

Hayden IR
Investor Relations
Brett Maas, Managing Director
Tel (646) 536-7331
brett@haydenir.com

Appendix

Board of Directors

Name	Relevant Experience
Richard Hermanns *Chairman*	• Founder of HireQuest • Nearly 30 years of experience in the staffing industry. • Former CFO of Outsource International.
JD Smith *Director*	• Since 1982, worked in real estate investment, construction and development. • In 1990, formed his first operating company to buy and maintain residential rental properties. • Currently owner of Real Estate Investment Consultants, LLC. • Serves on board of directors of iMedicor, a publicly-held New York-based company.
Edward Jackson *Director*	• Seasoned insurance executive with over 35 years of experience in the industry. • Currently the President of Bass Underwriters, Inc. • Previously a member and consultant of HireQuest, LLC.
Lawrence Hagenbuch *Director, Audit Committee Chairman*	• Currently the COO and CFO for J. Hilburn, Inc., a custom clothier for men. • Served on board of directors and audit and compensation committees of publicly traded Remy International from 2008 until its sale in 2015. • Currently serves on the board of directors of Arotech Corp., a Nasdaq-listed company.
Payne Browne *Director*	• Currently the President of THINK 450. • Former managing partner of Econet Media Partners. • Served on numerous boards, including the Philadelphia Urban League, Project Home, and the Board of Advisors for the Philadelphia chapter for the National Association for Multi-Ethnicity in Communications.
Kathleen Shanahan *Director*	• Currently the Co-CEO of Turtle & Hughes, Inc., a multi-national electrical distribution company. • Currently serves as the Chairman of Ground Works Solutions, formerly URETEK Holdings, Inc. • Previously served as Chief of Staff for Florida Governor Jeb Bush as well as Chief of Staff for Vice President-elect Dick Cheney.
R. Rimmy Malhotra *Director*	• Partner of The Nicoya Fund, a value-based hedge fund focused on companies undergoing inflections. • Former co-founder of GoalMine, a pioneer of making investing products simple for the mass market.

Reconciliation of Non-GAAP Financial Measure

Net Income to EBITDA	For the Trailing Twelve Months (TTM) ended June 28, 2019
Net Income	$7,299,435
Interest	433,434
Taxes	124,028
Depreciation & Amortization	110,109
EBITDA	$7,967,006